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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Viatel, Inc.:

    We consent to incorporation by reference in the registration statement
No. 333-15155 on Form S-8, in the registration statement No. 333-16671 on Form S-8, in the registration statement No. 333-90257 on Form S-8, in the registration statement No. 333-92235 on Form S-8, and in the registration statement No. 333-92339 on Form S-8 of Viatel, Inc. of our report dated
March 1, 2000, relating to the consolidated balance sheets of Viatel, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficiency) and cash flows for each of the years in the three-year period ended
December 31, 1999, and the related schedule, which appears in the December 31, 1999 annual report on Form 10-K of Viatel, Inc.

                                          /s/ KPMG LLP

New York, New York
April 14, 2000